Exhibit 10.3 STERICYCLE, INC. 2021 LONG-TERM INCENTIVE PLAN Restricted Stock Unit Award Agreement Stericycle, Inc. (the “Company”), pursuant to its 2021 Long-Term Incentive Plan (the “Plan”), hereby grants an award of Restricted Stock Units to you, the Participant named below. The terms and conditions of this Award are set forth in this Restricted Stock Unit Award Agreement (the “Agreement”), consisting of this cover page and the Terms and Conditions on the following pages, and in the Plan document, a copy of which has been provided to you. Any capitalized term that is used but not defined in this Agreement shall have the meaning assigned to it in the Plan as it currently exists or as it is amended in the future. Name of Participant: [_______________________] Number of Restricted Stock Units: [_______] Grant Date: __________, 20__ Vesting Schedule: Scheduled Vesting Dates Number of Restricted Stock Units that Vest By signing below or otherwise evidencing your acceptance of this Agreement in a manner approved by the Company, you agree to all of the terms and conditions contained in this Agreement and in the Plan document. You acknowledge that you have received and reviewed these documents and that they set forth the entire agreement between you and the Company regarding this Award of Restricted Stock Units. This Award shall not become effective until you accept this Award and agree to be bound by an Employee Covenant Agreement. Upon such acceptance and agreement, this Award shall become effective, retroactive to the Grant Date, without the necessity of further action by either the Company or you. If, within 90 days of the Grant Date, you have not accepted this Award and/or if you have not signed the Employee Covenant Agreement and returned it to the Company, this Award may, if so determined by the Company in its discretion, be forfeited and cancelled, in which case you shall have no further rights under or with respect thereto. PARTICIPANT: STERICYCLE, INC.: By:______________________________________ Title:_____________________________________

Page 2 STERICYCLE, INC. 2021 Long-Term Incentive Plan Restricted Stock Unit Award Agreement Terms and Conditions 1. Grant of Restricted Stock Units. The Company hereby confirms the grant to you, as of the Grant Date and subject to the terms and conditions in this Agreement and the Plan, of the number of Restricted Stock Units specified on the cover page of this Agreement (the “Units”). Each Unit represents the right to receive one Share of the Company’s common stock, par value $0.01 per Share. Prior to their settlement or forfeiture in accordance with the terms of this Agreement, the Units granted to you will be credited to an account in your name maintained by the Company. This account shall be unfunded and maintained for book- keeping purposes only, with the Units simply representing an unfunded and unsecured contingent obligation of the Company. 2. Restrictions Applicable to Units. Neither this Award nor the Units subject to this Award may be sold, assigned, transferred, exchanged or encumbered, voluntarily or involuntarily, other than (i) a transfer upon your death in accordance with your will, by the laws of descent and distribution or pursuant to a beneficiary designation submitted in accordance with Section 6(d) of the Plan, or (ii) pursuant to a domestic relations order. Following any such transfer, this Award shall continue to be subject to the same terms and conditions that were applicable to this Award immediately prior to its transfer. Any attempted transfer in violation of this Section 2 shall be void and without effect. The Units and your right to receive Shares in settlement of the Units under this Agreement shall be subject to forfeiture as provided in Section 5 until satisfaction of the vesting conditions set forth in Section 4. 3. No Shareholder Rights. The Units subject to this Award do not entitle you to any rights of a holder of the Company’s common stock. You will not have any of the rights of a shareholder of the Company in connection with the grant of Units subject to this Agreement unless and until Shares are issued to you upon settlement of the Units as provided in Section 6. 4. Vesting of Units. For purposes of this Agreement, “Vesting Date” means any date, including the Scheduled Vesting Dates specified in the Vesting Schedule on the cover page of this Agreement, on which Units subject to this Agreement vest as provided in this Section 4. Notwithstanding the vesting and subsequent settlement of this Award, it shall remain subject to the provisions of Section 8 of this Agreement. (a) Scheduled Vesting. If you remain a Service Provider continuously from the Grant Date specified on the cover page of this Agreement, then the Units will vest in the amounts and on the Scheduled Vesting Dates specified in the Vesting Schedule. (b) Accelerated or Continued Vesting. The vesting of outstanding Units will be accelerated or continued under the circumstances provided below: (1) Death or Disability. If your Service terminates prior to the final Scheduled Vesting Date due to your death or Disability, then all of the unvested Units shall vest as of such termination date. (2) Retirement. If (A) your Service terminates prior to the final Scheduled Vesting Date due to your Retirement, (B) you provided written notice to the Company of your intention to retire at least six months prior to your termination date due to Retirement, and (C) at least six months have elapsed between the Grant Date and your termination date due to Retirement, then the Units

Page 3 will continue to vest in accordance with the Vesting Schedule on the cover page of this Agreement; provided, however, that the Employee Covenant Agreement referred to in Section 8(a) of this Agreement shall continue to apply to you following your termination date due to Retirement until this Award is fully vested and settled in accordance with Section 6, and if you violate any provision of the Employee Covenant Agreement during such period, then Section 8(a) will apply. (3) Change in Control. If a Change in Control occurs while you continue to be a Service Provider and prior to the final Scheduled Vesting Date, the following provisions shall apply: (i) If, within 24 months after a Change in Control (A) described in paragraphs (1) or (2) of Section 2(f) of the Plan or (B) that constitutes a Corporate Transaction as defined in paragraph (3) of Section 2(f) of the Plan and in connection with which the surviving or acquiring entity (or its parent entity) has continued, assumed or replaced this Award, you cease to be a Service Provider due either to an involuntary termination for reasons other than Cause or a resignation for Good Reason, then all unvested Units shall immediately vest in full. (ii) If this Award is not continued, assumed or replaced in connection with a Change in Control that constitutes a Corporate Transaction, then all unvested Units shall immediately vest in full upon the occurrence of the Change in Control. For the avoidance of doubt, with respect to any Award that is deferred compensation for purposes of Section 409A of the Code in the event that it would be impermissible to accelerate the settlement of any such Award in connection with a Change in Control, no distribution shall be made to you by reason of such Change of Control (although any other modification or enhancement to the Award, such as accelerated vesting, shall still apply) and the value of such Award as determined by the Committee prior to such Change of Control shall be paid to the affected Service Provider on the date the Award would have otherwise been settled without regard to the Change of Control. (iii) For purposes of this Section 4(b)(3), this Award will be considered assumed or replaced under the circumstances specified in Section 12(b)(1) of the Plan. 5. Effect of Termination of Service. Except as otherwise provided in accordance with Section 4(b) above, if you cease to be a Service Provider, you will forfeit all unvested Units. 6. Settlement of Units. Subject to Section 8 below, after any Units vest pursuant to Section 4, the Company shall, as soon as practicable (but no later than the 15th day of the third calendar month following the Vesting Date), cause to be issued and delivered to you (or to your personal representative or your designated beneficiary or estate in the event of your death, as applicable) one Share in payment and settlement of each vested Unit. Delivery of the Shares shall be effected by the issuance of a stock certificate to you, by an appropriate entry in the stock register maintained by the Company’s transfer agent with a notice of issuance provided to you, or by the electronic delivery of the Shares to a brokerage account designated by the Company, and shall be subject to the tax withholding provisions of Section 7 and compliance with all applicable legal requirements as provided in Section 17(c) of the Plan, and shall be in complete satisfaction and settlement of such vested Units. The Company will pay any original issue or transfer taxes with respect to the issue and transfer of Shares to you pursuant to this Agreement, and all fees and expenses incurred by it in connection therewith. If the Units that vest include a fractional Unit, the Company shall round the number of vested Units down to the nearest whole Unit prior to issuance of Shares as provided herein and shall pay cash to you equal in value to any fractional vested Unit.

Page 4 7. Tax Consequences and Withholding. No Shares will be delivered to you in settlement of vested Units unless you have made arrangements acceptable to the Company for payment of any federal, state, local or foreign withholding taxes that may be due as a result of the delivery of the Shares. You hereby authorize the Company (or any Affiliate) to withhold from payroll or other amounts payable to you any sums required to satisfy any withholding tax obligations related to the grant, vesting, settlement or otherwise arising out of the Units, and you otherwise agree to satisfy such obligations in accordance with the provisions of Section 14 of the Plan. To the extent that any Shares are eligible for settlement at the time of taxation, unless otherwise determined by the Committee, the Company will withhold a number of Shares that would otherwise be issued to you in settlement of the Units and that have a fair market value equal to the amount of such withholding tax obligations, unless you notify the Company prior to the Vesting Date that you will provide for cash payment to the Company of such withholding tax obligations and you actually make such cash payment to the Company. 8. Forfeiture of Award and Compensation Recovery. (a) Forfeiture Conditions. This Award is subject to forfeiture and automatic cancellation as provided in the Employee Covenant Agreement. In addition, you may be required to repay the Company any cash paid in settlement of the Award, and the net proceeds from the sale of any stock issued in settlement of the Award, as also provided in the Employee Covenant Agreement. (b) Compensation Recovery Policy. In addition to those provisions in Section 8(a), this Award and any compensation associated therewith is subject to potential forfeiture or recovery in accordance with any compensation recovery policy adopted by the Board or the Committee. This Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy. (c) Remedies. The parties expressly agree that the forfeiture and repayment obligations contained in this Section 8 do not constitute the Company’s exclusive remedy for your violation of Section 8. The Company may seek any additional legal or equitable remedy, including injunctive relief, for any such violation. 9. Notices. Every notice or other communication relating to this Agreement shall be in writing and shall be mailed to or delivered (including electronically) to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided. Unless and until some other address is so designated, all notices or communications by you to the Company shall be mailed or delivered to the Company, to the attention of its VP, Global Total Rewards, at its office at 2355 Waukegan Road, Bannockburn, IL 60015, Equityadministration@stericycle.com, and all notices or communications by the Company to you may be given to you personally or may be mailed or, if you are still a Service Provider, emailed to you at the address indicated in the Company's records as your most recent mailing or email address. 10. Additional Provisions. (a) No Right to Continued Service. This Agreement does not give you a right to continued Service with the Company or any Affiliate, and the Company or any such Affiliate may terminate your Service at any time and otherwise deal with you without regard to the effect it may have upon you under this Agreement. (b) Governing Plan Document. This Agreement and the Award are subject to all the provisions of the Plan, and to all interpretations, rules and regulations which may, from time to time, be adopted and promulgated by the Committee pursuant to the Plan. If there is any conflict between the provisions of this

Page 5 Agreement and the Plan, the provisions of the Plan will govern. The Committee’s interpretation of the Plan and this Agreement shall be final and binding. (c) Governing Law. This Agreement, the parties’ performance hereunder, and the relationship between them shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof. (d) Severability. The provisions of this Agreement shall be severable and if any provision of this Agreement is found by any court to be unenforceable, in whole or in part, the remainder of this Agreement shall nevertheless be enforceable and binding on the parties. You also agree that any trier of fact may modify any invalid, overbroad or unenforceable provision of this Agreement so that such provision, as modified, is valid and enforceable under applicable law. (e) Binding Effect. This Agreement will be binding in all respects on your heirs, representatives, successors and assigns, and on the successors and assigns of the Company. (f) Section 409A of the Code. The award of Units as provided in this Agreement and any issuance of Shares or payment pursuant to this Agreement are intended to be exempt from or compliance with Section 409A of the Code and this Agreement and the Plan shall be administered and interpreted in accordance with this intent. (g) Electronic Delivery and Acceptance. The Company may deliver any documents related to this Restricted Stock Unit Award by electronic means and request your acceptance of this Agreement by electronic means. You hereby consent to receive all applicable documentation by electronic delivery and to participate in the Plan through an on-line (and/or voice activated) system established and maintained by the Company or the Company’s third-party stock plan administrator. By signing the cover page of this Agreement or otherwise accepting this Agreement in a manner approved by the Company, you agree to all the terms and conditions described above and in the Plan document.